UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 15, 2016

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 2, Building G,
No. 2A Chen Jia Lin, Ba Li Zhuang,
Chaoyang District, Beijing, China 100025

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:     + 86 (10) 85723073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2016, General Steel Holding, Inc., a Nevada corporation (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2016, the Company was unable to file the Form 10-K by its original deadline without unreasonable effort and expense because additional time is required to complete the preparation of its consolidated financial statements and the accompanying footnotes in time for filing.

The NYSE informed the Company that, under the NYSE’s rules, the Company will have six months from March 30, 2016 to file the Form 10-K with the SEC. The Company currently anticipates that it will file the Form 10-K in the near future. If the Company fails to file the Form 10-K before the NYSE’s compliance deadline, the NYSE may grant, at its discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

On April 21, 2016, the Company issued a press release pertaining to the NYSE non-compliance letter referenced above. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated into this Item 3.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued on April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

By:	/s/ John Chen
Name: John Chen
Title: Chief Financial Officer

Dated: April 21, 2016

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on April 21, 2016